EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-107867) pertaining to the Goodrich Corporation Savings Plan for Wage Employees of our report dated June 14, 2005, with respect to the financial statements of the Goodrich Corporation Savings Plan for Wage Employees included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Charlotte, North Carolina
June 24, 2005

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